Align Technology                        Zeno Group
Madelyn Homick                        Sarah Johnson
(408) 470-1180                            (828) 551-4201
mhomick@aligntech.com                    sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES A NEW $1 BILLION STOCK REPURCHASE PROGRAM

TEMPE, Ariz., May 13, 2021 -- Align Technology, Inc. (“Align”) (Nasdaq: ALGN) a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today announced that its Board of Directors has authorized a new stock repurchase program. Under the program, Align may purchase up to $1.0 billion of its common stock over the next three years. This latest authorization follows a $600 million authorization announced on May 23, 2018 for which Align recently entered into a $100 million accelerated stock repurchase transaction on April 30, 2021 that is intended to complete that repurchase program.

"We're pleased to announce a new $1.0 billion stock repurchase program, which reflects the strength of our balance sheet and cash flow generation, as well as management’s and the Board's continued confidence in our ability to capitalize on the large market opportunities in our target markets and trajectory for growth," said John Morici, Align CFO. "Returning capital to our shareholders through stock repurchase programs while simultaneously investing in our strategic growth drivers, is consistent with our capital allocation strategy and commitment to increasing shareholder value."

Our latest stock repurchase program will operate in accordance with guidelines, specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Accordingly, transactions, if any, will be affected in accordance with the terms of the share repurchase program, including specified prices, volumes, and timing conditions. As of March 31, 2021, Align had approximately 79.1 million shares outstanding and $1.1 billion in cash and cash equivalents.

About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero intraoral scanners and services, and exocad CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 200 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 10.2 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a

Align Technology Stock Repurchase Program
seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements
This news release contains forward-looking statements including statements regarding our intentions to repurchase shares of our common stock, the amount, prices and timing at which our shares may be repurchased, our expectations for our recently announced accelerated stock repurchase program, our beliefs regarding our balance sheet and future cash generation, our expectations regarding our target markets and our growth trajectory, our expectations regarding the benefits that will be realized from our stock repurchase programs, our expectations for future investments as well as other statements regarding our future operations, financial condition and prospects and business strategies. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (SEC) on February 26, 2021 and its latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC on May 5, 2021. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.